UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2020 (November 13, 2020)

NewAge, Inc.

(Exact Name of Registrant as specified in its charter)

Washington	001-38014	27-2432263
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

2420 17th Street, Suite 220, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(303) 566-3030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NBEV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in the Exhibits to this Amendment No. 1 to Current Report on Form 8-K (this “Amendment”) are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding the business and financial prospects of Ariix, LLC (“Ariix”); the likelihood that our stockholders will approve the issuance of up to 40.1 million shares of our Common Stock to settle our obligations to deliver post-closing purchase consideration; our estimated or anticipated future results, and future opportunities. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding our business and ability to integrate the business of Ariix, and actual results may differ materially. These risks and uncertainties include, but are not limited to, changes in the business environment in which we operate, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which we operate; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of our management team; and those discussed under the heading “Risk Factors,” as updated from time to time by our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents we file with the Securities and Exchange Commission. There may be additional risks that we presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide our expectations, plans or forecasts of future events and views as of the date of this communication. We anticipate that subsequent events and developments will cause our assessments to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this communication.

Explanatory Note

This Amendment No. 1 on Form 8-K/A (the “Amendment”) amends the Current Report on 8-K filed by NewAge, Inc. (the “Company”) with the Securities and Exchange Commission on November 16, 2020 (the “Original Form 8-K”). The Original Form 8-K reported (i) pursuant to Item 5.02, the resignation of Reginald Kapteyn and the appointment of Frederick W. Cooper as members of the Company’s Board of Directors on November 13, 2020, and (ii) pursuant to Item 2.01, the closing of the Amended Merger Agreement with Ariix on November 16, 2020. This Amendment supplements the Original Form 8-K to include the historical financial statements and pro forma financial information related to the closing of the Amended Merger Agreement as required by Item 9.01(a) and Item 9.01(b) of Form 8-K. This Form 8-K/A should be read in conjunction with the Original Form 8-K.

The pro forma financial information included as Exhibit 99.3 to this Amendment has been presented for illustrative purposes only, as required by the rules to Form 8-K, and is not intended to, and does not purport to, represent what the combined company’s actual results or financial condition would have been if the transactions had occurred on the relevant date, and is not intended to project the future results or financial condition that the combined company may achieve following the Acquisition.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), (i) audited consolidated financial statements of Ariix, LLC as of and for each of the fiscal years ended December 28, 2018 and January 3, 2020, are filed herewith as Exhibit 99.1, and (ii) unaudited condensed consolidated financial statements of Ariix, LLC as of and for reach of the fiscal nine-month periods ended September 27, 2019 and October 2, 2020, are filed herewith as Exhibit 99.2.

(b) Pro Forma Financial Information.

Unaudited pro forma condensed combined financial information of NewAge Inc. and Ariix, LLC, as of September 30, 2020, for the nine months ended September 30, 2020, and for the year ended December 31, 2019, are filed herewith as Exhibit 99.3.

(d) Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit	Description

23.1	Consent of Deloitte & Touche LLP

99.1	Audited consolidated financial statements of Ariix, LLC as of and for each of the fiscal years ended December 27, 2018 and January 2, 2020

99.2	Unaudited condensed consolidated financial statements of Ariix, LLC as of October 2, 2020 and January 3, 2020, and for each of the nine-month fiscal periods ended October 2, 2020 and September 27, 2019

99.3	Unaudited pro forma condensed combined financial information of NewAge, Inc. and Ariix, LLC, as of September 30, 2020, for the nine months ended September 30, 2020, and for the year ended December 31, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2021

NewAge, Inc.

	By:	/s/ Gregory A. Gould
Gregory A. Gould
Chief Financial Officer